UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2015

PEBBLEBROOK HOTEL TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Prohibition on Classification of Board without Shareholder Approval - Opt-out of Classified Board Provision of Maryland’s Unsolicited Takeovers Act
On October 26, 2015, Pebblebrook Hotel Trust (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) to the Company’s Declaration of Trust, as amended and supplemented, with the State Department of Assessments and Taxation of Maryland to opt out of the classified board provision of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”) and prohibit the Company from opting back in to that provision without the prior approval of shareholders. Title 3, Subtitle 8 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act or MUTA.
The Articles Supplementary state that the Board of Trustees of the Company (the “Board”) has resolved to prohibit the Company from electing to be subject to Section 3-803 of the MGCL and that such prohibition may not be repealed unless a proposal to repeal such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by shareholders of the Company entitled to vote generally in the election of trustees of the Company.
As a result, the Board is prohibited from becoming classified under Section 3-803 of the MGCL unless a proposal to repeal that prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by the Company’s shareholders entitled to vote on the matter.
The foregoing summary of the Articles Supplementary is qualified entirely by reference to the text of the Articles Supplementary, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
Adoption of Clawback Policy
The Board has adopted a policy regarding the recovery of erroneously awarded compensation, also known as a clawback policy (the “Policy”).
Under the Policy, if the Company is required to prepare an accounting restatement of its previously filed financial statements due to material noncompliance with any financial reporting requirement under federal securities laws, the Board will require reimbursement or forfeiture of any incentive compensation that has been paid but that would not have been paid based on the subsequently restated financial statements. The Policy applies to incentive compensation that is approved, awarded or granted following the adoption of the Policy and paid during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The Policy is applicable to current and former executive officers of the Company and other officers and employees as may be determined by the Board.
The Policy defines “incentive compensation” as compensation (including, among other forms, annual cash bonuses and performance-based equity awards) that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The Policy defines “financial reporting measure” as any measure that is determined and presented in accordance with the accounting principles used in preparing the financial statements of the Company or any measure derived wholly or in part from such financial information, whether or not the measure is expressed relative to the performance of one or more other companies or a published index.
Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
3.1	Articles Supplementary prohibiting the election of Section 3-803 of the MGCL without shareholder approval

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

October 26, 2015	By:	/s/ Raymond D. Martz

Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

 EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles Supplementary prohibiting the election of Section 3-803 of the MGCL without shareholder approval